Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 44% TO $10.88 BILLION;

INTRODUCED FOUR NEW KINDLE DEVICES FOR THE HOLIDAYS

SEATTLE — (BUSINESS WIRE) — October 25, 2011 — Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2011.

Operating cash flow increased 19% to $3.11 billion for the trailing twelve months, compared with $2.62 billion for the trailing twelve months ended September 30, 2010. Free cash flow decreased 17% to $1.53 billion for the trailing twelve months, compared with $1.83 billion for the trailing twelve months ended September 30, 2010.

Common shares outstanding plus shares underlying stock-based awards totaled 469 million on September 30, 2011, compared with 465 million a year ago.

Net sales increased 44% to $10.88 billion in the third quarter, compared with $7.56 billion in third quarter 2010. Excluding the $371 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 39% compared with third quarter 2010.

Operating income was $79 million in the third quarter, compared with $268 million in third quarter 2010. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $14 million.

Net income decreased 73% to $63 million in the third quarter, or $0.14 per diluted share, compared with net income of $231 million, or $0.51 per diluted share, in third quarter 2010.

“September 28th was the biggest order day ever for Kindle, even bigger than previous holiday peak days – we introduced Kindle Fire for $199, Kindle Touch 3G for $149, Kindle Touch for $99, and our all new Kindle for only $79,” said Jeff Bezos, founder and CEO of Amazon.com. “In the three weeks since launch, orders for electronic ink Kindles are double the previous launch. And based on what we’re seeing with Kindle Fire pre-orders, we’re increasing capacity and building millions more than we’d already planned.”

Highlights

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Amazon announced the Kindle Fire, a new class of Kindle for movies, TV shows, music, books, magazines, apps, games, and web browsing with all the content, free storage in the Amazon Cloud, Whispersync, vibrant color touch screen, a powerful dual-core processor, and “Amazon Silk” — Amazon’s new revolutionary web browser that accelerates the power of the mobile device by using the computing speed and power of the Amazon Web Services Cloud. Kindle Fire is only $199.

•

Amazon announced three all-new Kindle e-readers that are smaller, lighter, and more affordable than ever before. The $79 latest generation Kindle is for customers who want the lightest, most compact Kindle at an incredible price. The $99 Kindle Touch includes an easy-to-use touch screen. Kindle Touch 3G is the top of the line e-reader with the unparalleled convenience of free 3G where customers never have to hunt or pay for a Wi-Fi hotspot — you simply download and read books anytime and anywhere — all for $149. Each of these e-readers includes all the benefits of the most advanced electronic ink display that reads like real paper, even in bright sunlight.

•

Amazon.fr launched the French Kindle Store offering customers a vast selection of over 35,000 French-language Kindle books. Amazon also announced that its series of free “Buy Once, Read Everywhere” apps for the most popular devices, including iPad, iPod touch, iPhone, PCs, Macs and Android-based devices, are now available in French-language versions. In addition, Amazon announced that the all-new Kindle with French navigation is available at Amazon.fr for only 99€.

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•

Amazon.com announced licensing agreements with Twentieth Century Fox and PBS that allow the millions of Amazon Prime members to instantly stream a broad selection of popular movies and TV shows from their vast libraries. These deals will bring the total number of Prime instant videos to more than 12,000 movies and TV shows from partners such as CBS, FOX, PBS, NBCUniversal, Sony, Warner Bros., and many more.

•

Amazon Publishing released 61 titles in the quarter, including Kindle bestsellers “The Detachment” by Barry Eisler, “Dove Season” by Johnny Shaw, and “A Small Fortune” by Audrey Braun. Recent acquisitions include Tim Ferriss’ “The 4-Hour Chef,” Penny Marshall’s memoir “My Mother Was Nuts,” and the epic Foreworld Series project led by Neal Stephenson and Greg Bear. Amazon Publishing also announced a new imprint, 47North, which is dedicated to science-fiction, fantasy, and horror. 47North joins sister imprints AmazonEncore, AmazonCrossing, Powered by Amazon, Montlake Romance, and Thomas & Mercer.

•

The Company launched Amazon.es, a Spanish-language website offering customers a vast selection of books, DVDs, video games, music, and consumer electronics at everyday low prices. Amazon.es’s convenient services include Amazon Premium, the local version of Amazon Prime, with unlimited free guaranteed 2-3 day delivery for an annual fee of 14.95€. The first product sold on Amazon.es was a Blu-ray pack of “Star Wars: The Complete Saga” to a new Premium customer in Madrid.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $5.93 billion, up 44% from third quarter 2010.

•

International segment sales, representing the Company’s U.K., German, Japanese, French, Chinese, Italian and Spanish sites, were $4.94 billion, up 44% from third quarter 2010. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 33%.

•	Worldwide Media sales grew 24% to $4.15 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 19%.

•

Worldwide Electronics and Other General Merchandise sales grew 59% to $6.32 billion. Excluding the favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 54%.

•

Amazon Web Services (AWS) announced new features to make it even easier for enterprise customers to utilize the AWS infrastructure. New services like Direct Connect, Identity and Access Management, and Virtual Private Clouds allow enterprises to reliably, securely, and cost effectively use the existing AWS infrastructure for their computing needs.

•

AWS launched GovCloud, a new AWS Region designed to allow U.S. government agencies and contractors to move more sensitive workloads into the cloud by addressing their specific regulatory and compliance requirements. AWS also announced it has received Federal Information Security Management Act (FISMA) Moderate Authorization and Accreditation from the U.S. General Services Administration.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of October 25, 2011. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Fourth Quarter 2011 Guidance

•	Net sales are expected to be between $16.45 billion and $18.65 billion, or to grow between 27% and 44% compared with fourth quarter 2010.

•	Operating income (loss) is expected to be between $(200) million and $250 million, or between 142% decline and 47% decline compared with fourth quarter 2010.

•

This guidance includes approximately $200 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

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These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. The new latest generation Kindle is the lightest, most compact Kindle ever and features the same 6-inch, most advanced electronic ink display that reads like real paper even in bright sunlight. Kindle Touch is a new addition to the Kindle family with an easy-to-use touch screen that makes it easier than ever to turn pages, search, shop, and take notes — still with all the benefits of the most advanced electronic ink display. Kindle Touch 3G is the top of the line e-reader and offers the same new design and features of Kindle Touch, with the unparalleled added convenience of free 3G. Kindle Fire is the Kindle for movies, TV shows, music, books, magazines, apps, games and web browsing with all the content, free storage in the Amazon Cloud, Whispersync, Amazon Silk (Amazon’s new revolutionary cloud-accelerated web browser), vibrant color touch screen, and powerful dual-core processor.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, and www.amazon.es. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

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AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010	2011	2010
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,047	$1,629	$3,777	$3,444	$1,539	$2,514

OPERATING ACTIVITIES:
Net income	63	231	454	736	871	1,120
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	278	150	724	399	894	510
Stock-based compensation	144	107	397	304	518	404
Other operating expense (income), net	37	26	112	77	140	98
Losses (gains) on sales of marketable securities, net	(6)	(2)	(4)	(2)	(4)	(2)
Other expense (income), net	(38)	(35)	(39)	(62)	(56)	(56)
Deferred income taxes	34	(16)	68	(44)	116	(44)
Excess tax benefits from stock-based compensation	—	(75)	(61)	(236)	(84)	(288)
Changes in operating assets and liabilities:
Inventories	(587)	(505)	(517)	(326)	(1,211)	(666)
Accounts receivable, net and other	(75)	(64)	211	348	(320)	(161)
Accounts payable	848	894	(1,687)	(1,078)	1,755	1,152
Accrued expenses and other	109	192	(9)	31	587	460
Additions to unearned revenue	239	152	706	502	892	946
Amortization of previously unearned revenue	(249)	(200)	(721)	(642)	(984)	(856)

Net cash provided by (used in) operating activities	797	855	(366)	7	3,114	2,617

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(529)	(315)	(1,261)	(651)	(1,589)	(788)
Acquisitions, net of cash acquired, and other	(48)	(42)	(656)	(82)	(927)	(81)
Sales and maturities of marketable securities and other investments	1,964	1,059	5,931	3,139	7,043	3,827
Purchases of marketable securities and other investments	(1,287)	(1,830)	(4,475)	(4,551)	(6,203)	(6,711)

Net cash provided by (used in) investing activities	100	(1,128)	(461)	(2,145)	(1,676)	(3,753)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	—	75	61	236	84	288
Proceeds from long-term debt and other	9	67	131	110	173	125
Repayments of long-term debt, capital lease, and finance lease obligations	(91)	(49)	(341)	(122)	(440)	(241)

Net cash provided by (used in) financing activities	(82)	93	(149)	224	(183)	172

Foreign-currency effect on cash and cash equivalents	(39)	90	22	9	29	(11)

Net increase (decrease) in cash and cash equivalents	776	(90)	(954)	(1,905)	1,284	(975)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,823	$1,539	$2,823	$1,539	$2,823	$1,539

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long term debt	$4	$3	$10	$8	$13	$10
Cash paid for income taxes (net of refunds)	12	16	18	62	31	66
Fixed assets acquired under capital leases	155	141	566	283	688	333
Fixed assets acquired under build-to-suit leases	54	39	220	159	234	214

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net sales	$10,876	$7,560	$30,646	$21,257

Operating expenses (1):
Cost of sales	8,325	5,786	23,457	16,244
Fulfillment	1,121	680	2,917	1,808
Marketing	370	241	1,037	653
Technology and content	769	442	2,047	1,216
General and administrative	175	117	474	327
Other operating expense (income), net	37	26	112	77

Total operating expenses	10,797	7,292	30,044	20,325

Income from operations	79	268	602	932

Interest income	16	13	47	36
Interest expense	(17)	(11)	(45)	(28)
Other income (expense), net	52	22	57	50

Total non-operating income (expense)	51	24	59	58

Income before income taxes	130	292	661	990

Provision for income taxes	(67)	(79)	(205)	(267)
Equity-method investment activity, net of tax	—	18	(2)	13

Net income	$63	$231	$454	$736

Basic earnings per share	$0.14	$0.51	$1.00	$1.65

Diluted earnings per share	$0.14	$0.51	$0.99	$1.62

Weighted average shares used in computation of earnings per share:
Basic	454	448	453	447

Diluted	461	456	460	455

(1) Includes stock-based compensation as follows:
Fulfillment	35	23	91	65
Marketing	10	7	27	19
Technology and content	75	56	211	159
General and administrative	24	21	68	61

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
North America
Net sales	$5,932	$4,126	$16,804	$11,496
Segment operating expenses (1)	5,788	3,940	16,156	10,837

Segment operating income	$144	$186	$648	$659

International
Net sales	$4,944	$3,434	$13,842	$9,761
Segment operating expenses (1)	4,828	3,219	13,379	9,107

Segment operating income	$116	$215	$463	$654

Consolidated
Net sales	$10,876	$7,560	$30,646	$21,257
Segment operating expenses	10,616	7,159	29,535	19,944

Segment operating income	260	401	1,111	1,313
Stock-based compensation	(144)	(107)	(397)	(304)
Other operating income (expense), net	(37)	(26)	(112)	(77)

Income from operations	79	268	602	932
Total non-operating income (expense)	51	24	59	58
Provision for income taxes	(67)	(79)	(205)	(267)
Equity-method investment activity, net of tax	—	18	(2)	13

Net income	$63	$231	$454	$736

Segment Highlights:
Y/Y net sales growth:
North America	44%	45%	46%	46%
International	44	32	42	37
Consolidated	44	39	44	42
Y/Y segment operating income growth (decline):
North America	(23)%	19%	(2)%	53%
International	(46)	11	(29)	20
Consolidated	(35)	15	(15)	35
Net sales mix:
North America	55%	55%	55%	54%
International	45	45	45	46

	100%	100%	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
North America
Media	$1,927	$1,591	$5,397	$4,512
Electronics and other general merchandise	3,635	2,326	10,435	6,440
Other (1)	370	209	972	544

Total North America	$5,932	$4,126	$16,804	$11,496

International
Media	$2,226	$1,759	$6,373	$5,142
Electronics and other general merchandise	2,681	1,644	7,364	4,531
Other (1)	37	31	105	88

Total International	$4,944	$3,434	$13,842	$9,761

Consolidated
Media	$4,153	$3,350	$11,770	$9,654
Electronics and other general merchandise	6,316	3,970	17,799	10,971
Other (1)	407	240	1,077	632

Total Consolidated	$10,876	$7,560	$30,646	$21,257

Y/Y Net Sales Growth:
North America:
Media	21%	13%	20%	17%
Electronics and other general merchandise	56	80	62	76
Other	77	52	79	53
Total North America	44	45	46	46

International:
Media	27%	16%	24%	22%
Electronics and other general merchandise	63	54	63	61
Other	21	26	20	30
Total International	44	32	42	37

Consolidated:
Media	24%	14%	22%	19%
Electronics and other general merchandise	59	68	62	69
Other	70	48	70	50
Total Consolidated	44	39	44	42

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	17%	18%	15%	20%
Electronics and other general merchandise	51	60	51	61
Other	13	33	13	32
Total International	33	35	32	37

Consolidated:
Media	19%	15%	17%	18%
Electronics and other general merchandise	54	71	58	70
Other	69	49	69	50
Total Consolidated	39	40	40	41

Consolidated Net Sales Mix:
Media	38%	44%	38%	45%
Electronics and other general merchandise	58	53	58	52
Other	4	3	4	3

	100%	100%	100%	100%

(1)	Includes non-retail activities, such as AWS, miscellaneous marketing and promotional agreements, other seller sites, and co-branded credit card agreements

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	September 30, 2011	December 31, 2010	September 30, 2010
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,823	$3,777	$1,539
Marketable securities	3,503	4,985	4,346
Inventories	3,770	3,202	2,515
Accounts receivable, net and other	1,496	1,587	959
Deferred tax assets	312	196	200

Total current assets	11,904	13,747	9,559
Fixed assets, net	3,999	2,414	2,099
Deferred tax assets	27	22	43
Goodwill	1,934	1,349	1,277
Other assets	1,190	1,265	1,184

Total assets	$19,054	$18,797	$14,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,552	$8,051	$4,614
Accrued expenses and other	2,426	2,321	1,761

Total current liabilities	8,978	10,372	6,375
Long-term liabilities	2,310	1,561	1,390

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 471, 468, and 466
Outstanding shares — 455, 451, and 449	5	5	5
Treasury stock, at cost	(600)	(600)	(600)
Additional paid-in capital	6,824	6,325	6,215
Accumulated other comprehensive loss	(241)	(190)	(131)
Retained earnings	1,778	1,324	908

Total stockholders’ equity	7,766	6,864	6,397

Total liabilities and stockholders’ equity	$19,054	$18,797	$14,162

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$2,617	$3,495	$3,033	$3,205	$3,114	19%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$788	$979	$1,138	$1,374	$1,589	102%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,829	$2,516	$1,895	$1,831	$1,525	(17%)
Free cash flow — TTM Y/Y growth	(5%)	(14%)	(18%)	(8%)	(17%)	N/A
Invested capital (1)	$6,576	$7,380	$7,931	$8,551	$9,147	N/A
Return on invested capital (2)	28%	34%	24%	21%	17%	N/A

Common shares and stock-based awards outstanding	465	465	466	468	469	1%
Common shares outstanding	449	451	452	454	455	1%
Stock-based awards outstanding	16	15	14	15	14	(11%)
Stock-based awards outstanding — % of common shares outstanding	3.6%	3.2%	3.1%	3.2%	3.2%	N/A

Results of Operations
Worldwide (WW) net sales	$7,560	$12,948	$9,857	$9,913	$10,876	44%
WW net sales — Y/Y growth, excluding F/X	40%	37%	36%	44%	39%	N/A
WW net sales — TTM	$30,776	$34,204	$36,931	$40,278	$43,594	42%
WW net sales — TTM Y/Y growth, excluding F/X	40%	40%	39%	39%	39%	N/A

Operating income	$268	$474	$322	$201	$79	(71%)
Operating income — Y/Y growth, excluding F/X	13%	3%	(20%)	(36%)	(77%)	N/A
Operating margin — % of WW net sales	3.5%	3.7%	3.3%	2.0%	0.7%	N/A
Operating income — TTM	$1,408	$1,406	$1,334	$1,265	$1,076	(24%)
Operating income — TTM Y/Y growth, excluding F/X	50%	27%	7%	(7%)	(25%)	N/A
Operating margin — TTM % of WW net sales	4.6%	4.1%	3.6%	3.1%	2.5%	N/A

Net income	$231	$416	$201	$191	$63	(73%)
Net income per diluted share	$0.51	$0.91	$0.44	$0.41	$0.14	(73%)
Net income — TTM	$1,120	$1,152	$1,054	$1,038	$871	(22%)
Net income per diluted share — TTM	$2.47	$2.53	$2.30	$2.26	$1.89	(23%)

Segments
North America Segment:
Net sales	$4,126	$7,211	$5,465	$5,406	$5,932	44%
Net sales — Y/Y growth, excluding F/X	45%	45%	45%	50%	44%	N/A
Net sales — TTM	$16,452	$18,707	$20,392	$22,208	$24,014	46%
Operating income	$186	$295	$290	$214	$144	(23%)
Operating margin — % of North America net sales	4.5%	4.1%	5.3%	4.0%	2.4%	N/A
Operating income — TTM	$937	$955	$972	$986	$943	1%
Operating income — TTM Y/Y growth, excluding F/X	67%	35%	17%	9%	1%	N/A
Operating margin — TTM % of North America net sales	5.7%	5.1%	4.8%	4.4%	3.9%	N/A

International Segment:
Net sales	$3,434	$5,737	$4,392	$4,507	$4,944	44%
Net sales — Y/Y growth, excluding F/X	35%	29%	27%	36%	33%	N/A
Net sales — TTM	$14,324	$15,497	$16,539	$18,070	$19,580	37%
Net sales — TTM % of WW net sales	47%	45%	45%	45%	45%	N/A
Operating income	$215	$327	$175	$172	$116	(46%)
Operating margin — % of International net sales	6.2%	5.7%	4.0%	3.8%	2.4%	N/A
Operating income — TTM	$973	$981	$922	$888	$790	(19%)
Operating income — TTM Y/Y growth, excluding F/X	23%	20%	4%	(7%)	(23%)	N/A
Operating margin — TTM % of International net sales	6.8%	6.3%	5.6%	4.9%	4.0%	N/A

Consolidated Segments:
Operating expenses (3)	$7,159	$12,326	$9,392	$9,527	$10,616	48%
Operating expenses — TTM (3)	$28,866	$32,268	$35,037	$38,404	$41,860	45%
Operating income	$401	$622	$465	$386	$260	(35%)
Operating margin — % of Consolidated sales	5.3%	4.8%	4.7%	3.9%	2.4%	N/A
Operating income — TTM	$1,910	$1,936	$1,894	$1,874	$1,734	(9%)
Operating income — TTM Y/Y growth, excluding F/X	42%	25%	10%	1%	(11%)	N/A
Operating margin — TTM % of Consolidated net sales	6.2%	5.7%	5.1%	4.7%	4.0%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,591	$2,370	$1,885	$1,585	$1,927	21%
Media — Y/Y growth, excluding F/X	12%	13%	18%	19%	21%	N/A
Media — TTM	$6,610	$6,881	$7,170	$7,430	$7,767	17%
Electronics and other general merchandise	$2,326	$4,558	$3,303	$3,496	$3,635	56%
Electronics and other general merchandise — Y/Y growth, excluding F/X	80%	71%	63%	67%	56%	N/A
Electronics and other general merchandise — TTM	$9,103	$10,998	$12,277	$13,683	$14,992	65%
Electronics and other general merchandise — TTM % of North America net sales	55%	59%	60%	62%	62%	N/A
Other	$209	$283	$277	$325	$370	77%
Other — TTM	$739	$828	$945	$1,095	$1,255	70%

Supplemental International Segment Net Sales:
Media	$1,759	$2,865	$2,073	$2,075	$2,226	27%
Media — Y/Y growth, excluding F/X	18%	13%	9%	20%	17%	N/A
Media — TTM	$7,723	$8,007	$8,247	$8,772	$9,238	20%
Electronics and other general merchandise	$1,644	$2,834	$2,285	$2,398	$2,681	63%
Electronics and other general merchandise — Y/Y growth, excluding F/X	60%	50%	49%	53%	51%	N/A
Electronics and other general merchandise — TTM	$6,478	$7,365	$8,162	$9,162	$10,199	57%
Electronics and other general merchandise — TTM % of International net sales	45%	48%	49%	51%	52%	N/A
Other	$31	$38	$34	$34	$37	21%
Other — TTM	$123	$125	$130	$136	$143	16%

Supplemental Worldwide Net Sales:
Media	$3,350	$5,235	$3,958	$3,660	$4,153	24%
Media — Y/Y growth, excluding F/X	15%	13%	13%	20%	19%	N/A
Media — TTM	$14,333	$14,888	$15,417	$16,202	$17,005	19%
Electronics and other general merchandise	$3,970	$7,392	$5,588	$5,894	$6,316	59%
Electronics and other general merchandise — Y/Y growth, excluding F/X	71%	62%	57%	62%	54%	N/A
Electronics and other general merchandise — TTM	$15,581	$18,363	$20,439	$22,845	$25,191	62%
Electronics and other general merchandise — TTM % of WW net sales	51%	54%	55%	57%	58%	N/A
Other	$240	$321	$311	$359	$407	70%
Other — TTM	$862	$953	$1,075	$1,231	$1,398	62%

Balance Sheet
Cash and marketable securities (4)	$6,123	$8,919	$7,019	$6,503	$6,474	6%
Inventory, net — ending	$2,515	$3,202	$2,888	$3,229	$3,770	50%
Inventory turnover, average — TTM	11.8	11.4	11.6	11.3	10.8	(8%)
Fixed assets, net	$2,099	$2,414	$2,902	$3,470	$3,999	91%

Accounts payable — ending	$4,614	$8,051	$5,540	$5,721	$6,552	42%
Accounts payable days — ending	73	72	66	69	72	(1%)

Other
WW shipping revenue	$270	$437	$330	$331	$360	33%
WW shipping costs	$576	$999	$786	$820	$918	59%
WW net shipping costs	$306	$562	$456	$489	$558	83%
WW net shipping costs — % of WW net sales	4.0%	4.3%	4.6%	4.9%	5.1%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	31,200	33,700	37,900	43,200	51,300	64%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.
(4)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $238 million in Q3 2010, $157 million in Q4 2010, $138 million in Q1 2011, $148 million in Q2 2011, and $148 million in Q3 2011.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.diapers.com, www.endless.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
John Felton, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir